                                                                      EXHIBIT 99

JOHNSON CONTROLS                                                    NEWS RELEASE

Johnson Controls, Inc., is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of seating and interior systems, and batteries. For nonresidential facilities, Johnson Controls provides building control systems and services, energy management and integrated facility management. Johnson Controls (NYSE:JCI), founded in 1885, has headquarters in Milwaukee, Wisconsin.






CONTACT:          Glen Ponczak                         RELEASE: July 18, 2001
                  (414) 524-2375
                  Denise Zutz
                  (414) 524-3155


            JOHNSON CONTROLS THIRD QUARTER RESULTS EXCEED PRIOR YEAR

       MILWAUKEE, WISCONSIN, July 18, 2001... Johnson Controls, Inc. (JCI), a global leader in automotive systems and facility management and control, today reported record sales and earnings for its third quarter of fiscal 2001.
       Sales for the three months ended June 30, 2001 increased 8% to $4.7 billion from $4.4 billion for the same quarter of fiscal 2000. The effect of currency translation rates reduced Johnson Controls sales in the current quarter by $140 million or 3%. Operating income was $270 million versus the prior year's $267 million. Net income was a record $136 million, up 2% over the $133 million for the third quarter of fiscal 2000. Due to a higher number of shares outstanding in the current quarter, earnings per share on a diluted basis were $1.45 in both periods.

Automotive Systems Group

       Sales by the company's Automotive Systems Group increased 7% to $3.5 billion versus $3.3 billion a year ago. The acquisition of a Japanese seat manufacturer accounted for the largest portion of the group's sales increase. Sales growth of seating and interior systems in North America was 2%, which compared favorably with the 9% decrease in domestic industry vehicle production. The domestic increase in Johnson Controls sales reflects new contracts and the company's mix of automaker customers, including European and Japanese transplants. Revenues from European seating and interiors operations were 10% lower than in the prior year as a result of unfavorable currency rates. Before this effect, European sales were about level with the prior year period reflecting relatively stable year-over-year vehicle production rates. Sales of automotive batteries to the North American market increased due to contracts with new aftermarket customers, as well as stronger demand by existing customers.


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                                                                  July 18, 2001
                                                                  Page 2

       Operating income for the group declined 4% to $211 million from $220 million for the comparative quarter. The decline primarily reflects lower European seating and interiors results due to increased costs associated with new program launches. Seating and interiors results in North America were slightly below the prior year. Income from South American seating and North American battery operations improved.

Controls Group

       Controls Group sales to the nonresidential buildings market for the third quarter increased 8% to $1.2 billion from 2000's $1.1 billion. The growth in revenue reflects higher worldwide activity. Sales of installed control systems were higher reflecting strong bookings earlier in the year. The ramp-up of corporate accounts launched earlier in the year led to higher integrated facility management revenue.
       The higher volume and productivity improvement caused operating income to increase 26% to $59 million from $47 million for the prior year period.
       Johnson Controls said that the backlog of orders for installed systems was 14% higher than at June 30 one year ago, reflecting continued growth in the nonresidential market, especially for health care and government buildings.

Year-To-Date Results and Outlook

       Sales for the first nine months of fiscal 2001 rose 5% to $13.8 billion from $13.1 billion for the same period of fiscal 2000. Operating income declined 1% to $670 million from the prior year's $674 million. Net income was $322 million versus $321 million for the first nine months of fiscal 2000. Diluted earnings per share were $3.44 compared with $3.46 for 2000.
       Sales for the first nine months of 2001 were reduced by $538 million or
4% due to the negative effect of currency translation rates.
       The company stated that total debt as a percent of total capitalization declined to 38% at June 30, 2001 as compared with 40% three months earlier. Johnson Controls said that its strengthened financial position is due to positive cash flow from its operations and improvements in working capital.
       James H. Keyes, chairman and chief executive officer, said "We continue to believe that fiscal 2001 will be a year of record sales and earnings for our company. In addition, we are making strides in penetrating our markets and securing future growth in line with our business strategies. Our commitment to exceed our customers' expectations means that we will continue to extend our technological capabilities and reliably respond to their requirements worldwide."
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                                                                   July 18, 2001
                                                                   Page 3

Following is a summary of supplementary full-year financial estimates for 2001:

                                                                                   ($s in millions)

                                                                             FY2000                  FY2001
                                                                             Actual                 Estimates
                                                                             ------                 ---------
Capital Expenditures                                                         $547                   $625-650
Depreciation                                                                 $385                   $425-440
Amortization of intangibles                                                  $76                    $80-85
Total debt to total capitalization                                            41%                   +/- 38%
Interest expense,                                                            $112                   $110-115
  net of interest income

Minority interest in net earnings                                            $44                    $55-65
  of subsidiaries

Johnson Controls is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of seating and interior systems, and batteries. For nonresidential facilities, Johnson Controls provides building control systems and services, energy management and integrated facility management. Johnson Controls (NYSE: JCI), founded in 1885, has headquarters in Milwaukee, Wisconsin. Its sales for 2000 totaled $17.2 billion.
                                    * * * * *
The company has made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future risks and may include words such as "believes," "expects," "anticipates" or similar expressions. For those statements, the company cautions that numerous important factors, including industry vehicle production levels, US dollar exchange rates and those discussed in the company's Form 8-K (dated October 26, 2000), could affect the company's actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the company.

                                                                  News Release
                                                                  July 18, 2001
                                                                  Page 4


                        CONSOLIDATED STATEMENT OF INCOME
                 (in millions, except per share data; unaudited)

                                                                Three Months                               Nine Months
                                                              Ended June 30,                             Ended June 30,
                                                   -------------------------------------      -------------------------------------
                                                         2001                2000                   2001                2000
                                                   -----------------   -----------------      -----------------   -----------------
Net sales                                             $   4,722.1           $   4,389.3          $   13,778.1        $   13,065.9
Cost of sales                                             4,046.0               3,713.1              11,840.8            11,152.6
                                                   -----------------   -----------------      -----------------   -----------------
   Gross profit                                             676.1                 676.2               1,937.3             1,913.3

Selling, general and administrative expenses                405.8                 409.2               1,267.2             1,238.9
                                                   -----------------   -----------------      -----------------   -----------------
   Operating income                                         270.3                 267.0                 670.1               674.4

Interest income                                               3.7                   3.8                  14.1                11.6
Interest expense                                            (31.1)                (29.3)                (99.0)              (95.9)
Miscellaneous - net                                           5.4                  (0.5)                  8.4                 0.1
                                                   -----------------   -----------------      -----------------   -----------------
   Other income (expense)                                   (22.0)                (26.0)                (76.5)              (84.2)
                                                   -----------------   -----------------      -----------------   -----------------

Income before income taxes and minority interest            248.3                 241.0                 593.6               590.2

Provision for income taxes                                   96.0                  95.4                 229.7               233.7
Minority interest in net earnings of subsidiaries            15.8                  12.2                  41.9                35.3
                                                   -----------------   -----------------      -----------------   -----------------

Net income                                            $     136.5           $     133.4          $      322.0        $      321.2
                                                   =================   =================      =================   =================

Earnings available for common shareholders            $     134.4           $     130.9          $      315.3        $      313.9
                                                   =================   =================      =================   =================

Earnings per share
   Basic                                              $      1.54           $      1.53          $       3.64        $       3.67
                                                   =================   =================      =================   =================
   Diluted                                            $      1.45           $      1.45          $       3.44        $       3.46
                                                   =================   =================      =================   =================






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                                                                  News Release
                                                                  July 18, 2001
                                                                  Page 5


                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                                  (in millions)


                                                                       June 30,           September 30,          June 30,
                                                                        2001                  2000                 2000
                                                                  -----------------  -------------------    -----------------
                                                                     (unaudited)                               (unaudited)

ASSETS
Cash and cash equivalents                                                $    298.8           $    275.6           $    234.1
Accounts receivable - net                                                   2,523.7              2,355.3              2,281.5
Costs and earnings in excess of billings
  on uncompleted contracts                                                    213.4                222.4                220.4
Inventories                                                                   545.0                569.5                505.4
Other current assets                                                          723.6                854.4                663.3
                                                                  -----------------  -------------------    -----------------
     Current assets                                                         4,304.5              4,277.2              3,904.7

Property, plant and equipment - net                                         2,411.7              2,305.0              2,029.9
Goodwill - net                                                              2,235.7              2,133.3              2,010.0
Investments in partially-owned affiliates                                     252.3                254.7                247.1
Other noncurrent assets                                                       525.4                457.8                401.0
                                                                  -----------------  -------------------    -----------------
     Total assets                                                        $  9,729.6           $  9,428.0           $  8,592.7
                                                                  =================  ===================    =================


LIABILITIES AND EQUITY
Short-term debt                                                          $    249.7           $    471.4           $    218.5
Current portion of long-term debt                                              47.4                 36.1                 40.5
Accounts payable                                                            2,336.0              2,308.8              2,130.3
Accrued compensation and benefits                                             412.1                452.4                446.6
Accrued income taxes                                                          119.5                140.0                146.1
Billings in excess of costs and earnings
  on uncompleted contracts                                                    181.7                167.8                182.8
Other current liabilities                                                   1,031.8                933.5                933.0
                                                                  -----------------  -------------------    -----------------
     Current liabilities                                                    4,378.2              4,510.0              4,097.8

Long-term debt                                                              1,443.3              1,315.3              1,232.3
Postretirement health and other benefits                                      161.7                168.1                165.3
Other noncurrent liabilities                                                  660.5                621.8                410.3
Minority interest in equity of subsidiaries                                   280.1                236.7                234.4
Shareholders' equity                                                        2,805.8              2,576.1              2,452.6
                                                                  -----------------  -------------------    -----------------
     Total liabilities and equity                                        $  9,729.6           $  9,428.0           $  8,592.7
                                                                  =================  ===================    =================






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                                                                   News Release
                                                                   July 18, 2001
                                                                          Page 6


                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (in millions; unaudited)

                                                                                              Three Months          Nine Months
                                                                                             Ended June 30,        Ended June 30,
                                                                                        ---------------------  ---------------------
                                                                                           2001        2000      2001       2000
                                                                                        ---------   ---------  ---------  ----------
OPERATING ACTIVITIES
Net income                                                                                $  136.5   $  133.4  $  322.0  $  321.2

Adjustments to reconcile net income to cash provided by
    operating activities
      Depreciation                                                                           107.4       94.5     319.2     289.3
      Amortization of intangibles                                                             20.5       18.7      61.6      57.9
      Equity in earnings of partially-owned affiliates, net of dividends received             (5.6)      (0.1)    (10.3)     (7.1)
      Deferred income taxes                                                                    7.6      (12.8)     27.8     (14.3)
      Other                                                                                    4.2       12.9      (9.2)     (1.8)
      Changes in working capital, excluding acquisition and divestiture of businesses
         Receivables                                                                          19.4       93.7    (117.4)   (194.5)
         Inventories                                                                          27.0       (7.8)     28.4       5.5
         Other current assets                                                                (11.4)     (58.9)     95.6     (45.5)
         Accounts payable and accrued liabilities                                            105.6       38.0      70.9     257.3
         Accrued income taxes                                                                 20.0       12.3       6.6     (29.3)
         Billings in excess of costs and earnings on uncompleted contracts                    (0.2)      (3.2)     15.2      20.7
                                                                                          --------   --------  --------  --------
           Cash provided by operating activities                                             431.0      320.7     810.4     659.4
                                                                                          --------   --------  --------  --------

INVESTING ACTIVITIES
Capital expenditures                                                                        (179.5)    (116.5)   (460.6)   (382.5)
Sale of property, plant and equipment - net                                                   13.5        2.4      26.9      11.8
Acquisition of businesses, net of cash acquired                                             (144.0)*      -      (207.3)    (11.0)
Divestiture of business                                                                        -         75.0       -        75.0
Decrease (increase) in long-term investments                                                   1.9       (9.7)    (30.1)    (12.8)
                                                                                          --------   --------  --------  --------
           Cash used by investing activities                                                (308.1)     (48.8)   (671.1)   (319.5)
                                                                                          --------   --------  --------  --------

FINANCING ACTIVITIES
Decrease in short-term debt - net                                                            (69.2)    (260.9)   (224.7)   (262.3)
Addition of long-term debt                                                                     5.4       11.4     241.9      22.3
Repayment of long-term debt                                                                   (6.5)      (6.2)    (75.1)    (78.8)
Payment of cash dividends                                                                    (29.9)     (26.6)    (88.1)    (79.7)
Other                                                                                          3.4        0.3      29.9      16.5
                                                                                          --------   --------  --------  --------
           Cash used by financing activities                                                 (96.8)    (282.0)   (116.1)   (382.0)
                                                                                          --------   --------  --------  --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                          $   26.1   ($  10.1) $   23.2  ($  42.1)
                                                                                          ========   ========  ========  ========

 * Primarily the acquisition of a French refrigeration control company.





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                                                                   News Release
                                                                   July 18, 2001
                                                                   Page 7

                             ADDITIONAL INFORMATION


    BUSINESS SEGMENTS                                        Three Months                          Nine Months
    (in millions, unaudited)                                Ended June 30,                       Ended June 30,
                                                ---------------------------------------------------------------------------
                                                      2001                2000               2001               2000
                                                ----------------- -----------------    -----------------  -----------------
    Net Sales
    ---------
       Automotive Systems Group                         $3,529.4          $3,285.6            $10,289.9           $9,840.4
       Controls Group                                    1,192.7           1,103.7              3,488.2            3,225.5
                                                ----------------- -----------------    -----------------  -----------------
    Total                                               $4,722.1          $4,389.3            $13,778.1          $13,065.9
                                                ================= =================    =================  =================

    Operating Income
    ----------------
       Automotive Systems Group                         $  211.0          $  220.0             $  516.5          $   544.9
       Controls Group                                       59.3              47.0                153.6              129.5
                                                ----------------- -----------------    -----------------  -----------------
    Total                                               $  270.3          $  267.0             $  670.1          $   674.4
                                                ================= =================    =================  =================



    EARNINGS PER SHARE


    Basic earnings per share are computed by dividing net income, after deducting dividend requirements on the Series D Convertible Preferred Stock, by the weighted average number of common shares outstanding. Diluted earnings are computed by deducting from net income the after-tax compensation expense which would arise from the assumed conversion of the Series D Convertible Preferred Stock, which was $.8 million and $1.0 million for the three months ended June 30, 2001 and 2000, respectively, and $2.6 million and $3.2 million for the nine months ended June 30, 2001 and 2000, respectively. Diluted weighted average shares assume the conversion of the Series D Convertible Preferred Stock, if dilutive, plus the dilutive effect of common stock equivalents which would arise from the exercise of stock options.




                                                             Three Months                          Nine Months
    (in millions)                                           Ended June 30,                       Ended June 30,
                                                ---------------------------------------------------------------------------
                                                      2001              2000                 2001               2000
                                                ----------------- -----------------    -----------------  -----------------
    Weighted Average Shares
    -----------------------
    Basic                                             87.1              85.8                 86.6               85.6
    Diluted                                           93.5              92.2                 92.8               92.0


    FOREIGN CURRENCY TRANSLATION

    The effect of foreign currency translation rates reduced sales for the three months ended June 30, 2001 by $140 million and diluted earnings per share by $.03. Sales were reduced by $538 million and diluted earnings per share by $.11 for the nine months ended June 30, 2001.






                                      ###